UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01             OTHER EVENTS.

We plan to hold our Annual Meeting of Stockholders (the “Annual Meeting”) on January 19, 2011. The timing of our prior annual meeting of stockholders held in May 2010, our first annual meeting held since 2006, departed from our historical practice of holding our annual meetings during the first calendar quarter of each year.  We are returning to this practice in 2011 and, as a result, are informing our stockholders of the following deadlines for stockholder proposals.

To be considered for inclusion in our proxy solicitation materials for the Annual Meeting, a stockholder proposal must be received by our Corporate Secretary at our principal executive offices at 741 Calle Plano Drive, Camarillo, California 93012 no later than November 20, 2010.  In addition, if notice of a proposal is not received by us by November 20, 2010, then the proposal will be deemed untimely, and we will have the right to exercise discretionary voting authority with respect to the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2010

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/Richard C. Yonker
Richard C. Yonker
Chief Financial Officer